EXHIBIT 10.2

THIS SECURED CONVERTIBLE REDEEMABLE DEBENTURE AND THE SECURITIES INTO WHICH IT IS CONVERTIBLE (COLLECTIVELY, THE “SECURITIES”), HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE.  THE SECURITIES ARE BEING OFFERED PURSUANT TO A SAFE HARBOR FROM REGISTRATION UNDER REGULATION D PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”).  THE SECURITIES ARE “RESTRICTED” AND MAY NOT BE OFFERED OR SOLD UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT, OR ELIGIBLE TO BE OFFERED OR SOLD PURSUANT TO AVAILABLE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND THE COMPANY WILL BE PROVIDED WITH OPINION OF COUNSEL OR OTHER SUCH INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH EXEMPTIONS ARE AVAILABLE.  FURTHER HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE MADE EXCEPT IN COMPLIANCE WITH THE ACT.

SECURED CONVERTIBLE DEBENTURE

NOVO ENERGIES CORP.

Effective January 26, 2010

No. 1	US$500,000.00

This Secured Convertible Debenture (this “Debenture”) is issued by Novo Energies Corp., a Florida corporation (the “Company”), to Trafalgar Capital Specialized Investment Fund, FIS (together with its permitted successors and assigns, the “Holder”) pursuant to exemptions from registration under Section 4(2) and/or Regulation D as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, in the amount of Five Hundred Thousand United States Dollars (US$500,000) as follows:

Section 1.01                      Principal and Interest.  For value received, the Company hereby promises to pay to the order of the Holder in lawful money of the United States of America and in immediately available funds the principal sum of Five Hundred Thousand United States Dollars (US$500,000) together with interest on the unpaid principal of this Debenture at ten percent (10%) per annum.  Commencing on January 31, 2010, monthly interest payments in the amount of Four Thousand One Hundred Sixty-Six Dollars and 67/100 (US$4,166.67) shall be paid to the Holder on the last day of each month from the date hereof until the Maturity Date.  The Holder shall deduct the first two (2) interest payments from the proceeds at the Closing (as defined in that certain Securities Purchase Agreement, dated January 26, 2010, by and between the Company and the Holder (the “Purchase Agreement”)).  The entire principal amount outstanding and all accrued but unpaid interest hereon and the associated ten percent (10%) premium shall be paid to the Holder three-hundred sixty-five (365) days from the Closing Date (the “Maturity Date”).  Capitalized terms used but not defined in this Debenture shall have the meaning ascribed to them in the Purchase Agreement.

MI-323695 v1

Section 1.02                      Conversion Upon Default.  Upon the earlier of (i) one hundred twenty (120) days from the date hereof, or (ii) the occurrence of an Event of Default (defined below), the Holder is entitled to convert and sell on the same day or at any subsequent time, all or any part of the principal amount of the Debenture, plus accrued interest into shares (the “Conversion Shares”) of common stock of the Company, par value $0.00001 per share (“Common Stock”).  The number of shares of Common Stock issuable upon a conversion hereunder shall equal the quotient obtained by dividing (a) the outstanding amount of this Debenture to be converted by (y) the Conversion Price.  The “Conversion Price” shall mean the lower of (a) 100% of the Volume Weighted Average Price (“VWAP”) of the Common Stock as reported by Bloomberg, LP on the day prior to the Closing Date (as defined in the Purchase Agreement) the (“Fixed Conversion Price”) and (b) a fifteen percent (15%) discount to the lowest daily closing VWAP of the Common Stock during the five (5) Trading Days (as defined in the Purchase Agreement) prior to the Conversion Date (as defined below).  No fraction of shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share.  To convert this Debenture, the Holder hereof shall deliver written notice thereof, substantially in the form of Exhibit A to this Debenture, with appropriate insertions (the “Conversion Notice”), to the Company at its address as set forth herein.  The date upon which the conversion shall be effective (the “Conversion Date”) shall be deemed to be the date set forth in the Conversion Notice.

Section 1.03                      Limitations on Conversion.

(1)      The Holder shall not have the right to convert more than Fifty Thousand United States Dollars (US$50,000) of the principal amount of the Debenture plus accrued interest per week unless (i) the foregoing restriction is waived by the Company, and (ii) the shares of Common Stock of the Company are trading above 100% of the VWAP of the Common Stock on the day prior to the Closing Date.

(2)      The Company shall not effect any conversions of this Debenture and the Holder shall not have the right to convert any portion of this Debenture or receive shares of Common Stock as payment of interest hereunder to the extent that after giving effect to such conversion or receipt of such interest payment, the Holder together with any affiliate thereof, would beneficially own (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder) in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion or receipt of shares as payment of interest unless the Company is in default.  Since the Holder will not be obligated to report to the Company the number of shares of Common Stock it may hold at the time of a conversion hereunder, unless the conversion at issue would result in the issuance of shares of Common Stock in excess of 4.99% of the then outstanding shares of Common Stock without regard to any other shares which may be beneficially owned by the Holder or an affiliate thereof, the Holder shall have the authority and obligation to determine whether the restriction contained in this Section will limit any particular conversion hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of the principal amount of this Debenture is convertible shall be the responsibility and obligation of the Holder.  If the Holder has delivered a Conversion

 Notice for an outstanding amount of this Debenture that, without regard to any other shares that the Holder or its affiliates may beneficially own, would result in the issuance in excess of the permitted amount hereunder, the Company shall notify the Holder of this fact and shall honor the conversion for the maximum principal amount permitted to be converted on such Conversion Date in accordance with the terms of this Debenture and, any principal amount tendered for conversion in excess of the permitted amount hereunder shall remain outstanding under this Debenture.  The provisions in this Section 1.03(2) may be waived by a Holder (but only as to itself and not to any other Holder) upon not less than sixty-six (66) days prior notice to the Company.  Other Holders shall be unaffected by such waiver.

Section 1.04                      Reservation of Common Stock.  The Company shall reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of this Debenture, such number of shares of Common Stock as shall from time to time be sufficient to effect such conversion, based upon the Conversion Price.  If at any time the Company does not have a sufficient number of Conversion Shares authorized and available, then the Company shall take any and all actions required by Section 4(e) of the Purchase Agreement.

Section 1.05                      Optional Redemption; Premium. The Company may redeem this Debenture, in whole or in part, at any time after the Closing Date by providing the Holder with three (3) days advance notice (the “Redemption Notice”) and by paying unpaid principal and interest accrued to the date of such redemption and a ten percent (10%) premium on the principal amount redeemed.  On the Maturity Date, the Company shall pay a premium of ten percent (10%) of the then outstanding principal amount of the Debenture in addition to the outstanding principal and accrued but unpaid interest due hereunder. The date upon which a redemption or payment of principal and/or interest is made shall be referred to as a “Repayment Date”.

Section 1.06                      Paying Agent and Registrar.  Initially, the Company will act as paying agent and registrar.  The Company may change any paying agent, registrar, or Company-registrar by giving the Holder not less than ten (10) business days’ written notice of its election to do so, specifying the name, address, telephone number and facsimile number of the paying agent or registrar.  The Company may act in any such capacity.

Section 1.07                      Secured Nature of Debenture.  This Debenture is secured by those certain Security Instruments (as defined in the Purchase Agreement).

Section 1.08                      Currency Exchange Rate Protections.

(a)           “Closing Date Exchange Rate” means the Euro to US dollar spot exchange rate as determined by the Holder’s custodian bank on the date of funds transfer to the Escrow Agent’s account .

(b)           “Repayment Exchange Rate” means in relation to each date of a Conversion Notice or date of a Redemption Notice, the Euro to US dollar spot exchange rate as quoted by the Holder’s custodian bank on such date or other such similar source.

(c)           If on the date of any Conversion Notice or Redemption Notice, the Repayment Exchange Rate is less than the Closing Date Exchange Rate then the number of Shares to be issued shall be increased by the same percentage as results from dividing the Closing Date Exchange Rate by the relevant Repayment Exchange Rate.  By way of example, if the number of Shares to be issued in respect of a particular Conversion Notice or Redemption Notice would, but for this Section 1.08, be 1,000 and if the Closing Date Exchange Rate is 1.80 and the relevant Repayment Exchange Rate is 1.75, then 1,029 shares of Common Stock will be issued in relation to that Conversion Notice or Redemption Notice, as the case may be.  For the avoidance of doubt, the formula for such calculation, by way of example for this Section, equals ((1.80 /1.75)-1)*1000 = 29 additional shares.

(d)           If on any Repayment Date, the Cash Payment Date Exchange Rate, as defined below is less than the Closing Date Exchange Rate then the amount of cash required to satisfy the amounts due at such time shall be increased by the same percentage as results from dividing the Closing Date Exchange Rate by the relevant Cash Payment Date Exchange Rate. “Cash Payment Date Exchange Rate” means in relation to each Repayment Date the Euro to US dollar spot exchange rate as quoted in the London edition of the Financial Times on such date.  By way of example, if the amount of cash required to repay all amounts due on such date would, but for this Section 1.08, be US$1,000 and if the Closing Date Exchange Rate is 1.80 and the relevant Repayment Exchange Rate is 1.75 then the amount of cash from the cash payment required to repay all amounts due on such date will be US$1,028.57. For the avoidance of doubt, the formula for such calculation, by way of example for this Section, equals ((1.80/1.75)-1)*US$1000 = US$28.57 additional dollars.

ARTICLE II.

Section 2.01                      Amendments and Waiver of Default.  The Debenture may not be amended without the written consent of the Holder.

ARTICLE III.

Section 3.01                      Events of Default.  An “Event of Default” is defined as follows: (a) failure by the Company to pay amounts due hereunder within two (2) calendar days of the required payment date; (b) failure by the Company’s transfer agent to issue Common Stock (which shall be freely tradable, if permitted by applicable laws) to the Holder within five (5) calendar days from the Conversion Date; (c) failure by the Company for ten (10) calendar days after notice to it to comply with any of its other agreements in this Debenture; (d) events of bankruptcy or insolvency of the Company; and (e) a breach by the Company of its obligations under any of the Transaction Documents (as such term is defined in the Purchase Agreement) if such breach is not cured by the Company within fifteen (15) calendar days after receipt of written notice thereof.  Upon the occurrence of an Event of Default, all interest accrued as of the Closing Date shall be accrued at fifteen percent (15%) per annum (the “Default Rate”) and the Company shall be liable to the Holder for a five percent (5%) redemption premium on any outstanding principal.  In addition, the Holder may, in its sole discretion, accelerate full repayment of all debentures (including, without limitation, this Debenture) outstanding and accrued interest thereon (at the Default Rate) or may, notwithstanding any limitations contained in this Debenture, the Purchase Agreement or any other Transaction Document, convert all debentures (including, without limitation, this Debenture) outstanding and accrued interest thereon into shares of Common Stock pursuant to Section 1.02 herein.

Section 3.02                      Failure to Issue Common Stock. The Company acknowledges that failure to honor a Notice of Conversion shall cause irreparable harm to the Holder.

ARTICLE IV.

Section 4.01                      Re-issuance of Debenture.  When the Holder elects to convert a part of the Debenture or the Company redeems a part of the Debenture, then the Company shall reissue a new Debenture in the same form as this Debenture to reflect the new principal amount.

ARTICLE V.

Section 5.01 Restriction on Issuance of the Capital Stock, Incurring Debt or Granting of Security Interests. So long as any of the principal of or interest on any debentures (including, without limitation, this Debenture) remain unpaid, the Company shall  (i) not enter into any security instrument granting a third party a security interest in any and all assets of the Company or any subsidiary of the Company (whether now owned or acquired in the future while any debentures (including, without limitation, this Debenture) are outstanding without the prior written consent of the Holder), (ii) not permit any subsidiary of the Company (whether now owned or acquired in the future while any debentures (including, without limitation, this Debenture) to enter into any security instrument granting a third party a security interest in any and all assets of such subsidiary without the prior written consent of the Holder or (iii) not incur any additional debt or permit any subsidiary of the Company to incur any additional debt without the prior written consent of the Holder.

ARTICLE VI.

Section 6.01                      Notice.  Notices regarding this Debenture shall be sent to the parties at the following addresses, unless a party notifies the other parties, in writing, of a change of address:

If to the Company, to:	Novo Energies Corp.
Europa Place D’Armes 750 Cote de Place d’Armes Suite 64
Montreal, QC H2Y 2X8, Canada
Attention: Antonio Treminio, CEO
Facsimile: (917) 591-8886

With a copy to:	Sanders Ortoli Vaughn-Flam Rosenstadt LLP
501 Madison Avenue, 14th Floor
New York, NY 10022
Attention: William S. Rosenstadt, Esq.
Telephone: (212) 588-0022
Facsimile: (212) 826-9307

If to the Holder:	Trafalgar Capital Specialized Investment Fund, FIS
The Dickens, Kirk Street 16 Northington Street London WC1N 2DG
Attention: Andrew Garai, Chairman of the Board of
Trafalgar Capital Sarl, General Partner
Facsimile: 011-44-207-405-0161 and 001-786-323-1651

With a copy to:	K&L Gates LLP
200 South Biscayne Blvd., Suite 3900
Miami, FL 33131
Attention: Clayton Parker, Esq.
Telephone: 305-539-3306
Facsimile: 305-358-7095

Section 6.02                      Governing Law.  This Debenture shall be deemed to be made under and shall be construed in accordance with the laws of the State of Florida without giving effect to the principals of conflict of laws thereof.  Each of the parties consents to the jurisdiction of the U.S. District Court sitting in the Southern District of the State of Florida or the state courts of the State of Florida sitting in Miami-Dade County, Florida in connection with any dispute arising under this Debenture and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens to the bringing of any such proceeding in such jurisdictions.

Section 6.03                      Severability.  The invalidity of any of the provisions of this Debenture shall not invalidate or otherwise affect any of the other provisions of this Debenture, which shall remain in full force and effect.

Section 6.04                      Entire Agreement and Amendments.  This Debenture and the other Transaction Documents represent the entire agreement between the parties hereto with respect to the subject matter hereof and there are no representations, warranties or commitments, except as set forth herein.  This Debenture may be amended only by an instrument in writing executed by the parties hereto.

Section 6.05                      Counterparts.  This Debenture may be executed in multiple counterparts, each of which shall be an original, but all of which shall be deemed to constitute on instrument.

Section 6.06                      Usury Laws.  If, under any circumstances, it shall be found that any interest or other amount deemed interest hereunder or in connection with any other agreement pertaining to this Debenture, shall violate applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Debenture as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit its execution as though no such law had been enacted.  This provision shall control every other provision of all agreements between the Company and the Holder.

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IN WITNESS WHEREOF, with the intent to be legally bound hereby, the Company as executed this Debenture as of the date first written above.

NOVO ENERGIES CORP.

By: _________________
Name: Antonio Treminio
Title: Chief Executive Officer

EXHIBIT A

NOTICE OF CONVERSION

(To be executed by the Holder in order to Convert the Debenture)

TO:

The undersigned hereby irrevocably elects to convert US$_____________ of the principal amount of the above Debenture into Shares of Common Stock of Novo Energies Corp., according to the conditions stated therein, as of the Conversion Date written below.

Conversion Date:
Applicable Conversion Price:
Signature:
Name:
Address:
Amount to be converted:	US$
Amount of Debenture unconverted:	US$
Conversion Price per share:	US$
Number of shares of Common Stock to be issued:
Please issue the shares of Common Stock in the following name and to the following address:
Issue to:
Authorized Signature:
Name:
Title:
Phone Number:
Broker DTC Participant Code:
Account Number: